EAU Names Ted Jacoby to Board

LINDON, UTAH September 12, 2007—EAU Technologies, Inc. (“EAU” or “Company”) (EAUI: OTCBB), a leading provider of electrolyzed water technologies, that promotes ”Green Chemistry” to numerous industries including food processing, agriculture and dairy, today announced that Ted C. Jacoby Jr. has joined the Board of Directors.

Mr. Jacoby is the President and CEO of T.C. Jacoby and Co., the leading U.S. independent distributor of bulk dairy products including raw milk, cream, condensed milk, powered milk, butter and cheese. T.C. Jacoby distributes milk products internationally in both Latin America and Europe. “We are honored to add Mr. Jacoby to our expanding board”, said Wade Bradley, EAU’s CEO. “Our goal is to bring on individuals with industry expertise and international presence, Mr. Jacoby brings that much needed depth for our business plan moving forward.”

Mr. Jacoby sits as a Board Member for the U.S. Dairy Export Committee Council. He is currently on the Trade Policy Committee. While being a leader in the dairy world, Mr. Jacoby is very active in numerous other dairy trade organizations. “I am pleased to join EAU’s board”, Mr. Jacoby stated. “EAU has a technology that can greatly impact the dairy industry; I look forward to seeing EAU continue to implement its business plan.” EAU has been actively working in the Dairy industry to introduce its Empowered Water™ technologies throughout the dairy process.

For additional information about Mr. Jacoby’s background and his relationships with the Company, please refer to the Company’s Form 8-K to be filed on this date.

About EAU:

EAU Technologies, Inc. (EAU) is a supplier of Electrolyzed Water Technology (EOW Technology marketed as Empowered Water™) and other complementary technologies with applications in diverse industries. EAU's water-based and non-toxic (at application concentration, the solutions are non-toxic to humans and live animals) EOW Technology may replace many of the traditional methods now used to clean, disinfect, protect and nourish in large industries such as agriculture and food processing. EAU has solutions for existing bacteria, virus and mold proliferation threats. EAU continues to add innovative and efficacious products that offer a systemic approach to pathogen elimination in food processing plants and related industries, thereby producing safer foods and protecting the environment through “Green Chemistry.”

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may include without limitation, our expectations about the growth and the potential for the company. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk associated with successfully developing our business in evolving markets, our need for additional capital, our continuing operating losses, the ability of our management to conduct distribution activities and sell products, possible failure to successfully develop new products, vulnerability to competitors due to lack of patents on our products, and other risk factors listed in our annual report on Form 10-KSB for the year ended December 31, 2006 and our other SEC reports. . Forward-looking statements may be identified by terms such as “may,” “will,”“should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue,” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The company has no obligation to update these forward-looking statements.

Contact:
EAU Technologies, Inc.
Joe Stapley
(678)384-3716
jstapley@eau-x.com www.eau-x.com